Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 8, 2025 (“Closing Date”), DICK’S Sporting Goods, Inc., a Delaware corporation (the “Company” or “DICK’S Sporting Goods”) completed its previously announced purchase of Foot Locker, Inc., a New York corporation (“Foot Locker”) for total consideration of approximately $2.5 billion (“the acquisition”) consisting of approximately $0.2 billion of cash consideration and approximately 9.6 million shares of common stock of DICK’S Sporting Goods.

On September 11, 2025, the Company completed its previously announced offer to eligible holders to exchange (the “Exchange Offer”) any and all of Foot Locker’s 4.000% Senior Notes due 2029 (the “Foot Locker Notes”) for (1) up to $400,000,000 aggregate principal amount of new 4.000% Senior Notes due 2029 issued by DICK’S (the “DICK’S Notes”) and (2) in certain instances, cash, and the related consent solicitation by Foot Locker (the “Consent Solicitation”) to adopt certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Foot Locker Notes (the “Foot Locker Indenture”).  In connection with the settlement of the Exchange Offer, on September 11, 2025, the Company issued $381.9 million aggregate principal amount of DICK’S Notes, which are unsubordinated unsecured obligations of DICK’S Sporting Goods and bear interest at a rate of 4.000% per annum, maturing on October 1, 2029. The aggregate principal amount of $18.1 million not exchanged in the Exchange Offer remained as Foot Locker Notes.

The unaudited pro forma condensed combined statements of operations (the “pro forma statements of operations”) for the fiscal year ended January 31, 2026, are presented as if the transactions had been completed on February 2, 2025.

The unaudited pro forma condensed combined financial statements have been prepared from (i) the audited consolidated financial statements of DICK’S Sporting Goods contained in its Annual Report on Form 10-K for the fiscal year ended January 31, 2026, and (ii) the unaudited condensed consolidated financial statements of Foot Locker for the six months ended August 2, 2025 included as Exhibit 99.1 to the Company’s Form 8-K filed on September 8, 2025 (as amended by Form 8-K/A on September 18, 2025), as well as Foot Locker’s unaudited financial records covering the period from August 3, 2025 through the Closing Date. Certain of Foot Locker’s historical amounts have been reclassified to conform to DICK’S Sporting Goods’ financial statement presentation.

The unaudited pro forma condensed combined financial statements have been prepared to reflect adjustments to the Company’s historical consolidated financial information that are (i) directly attributable to the acquisition, (ii) factually supportable and (iii) with respect to the pro forma statements of operations only, expected to have a continuing impact on the Company’s results.

The unaudited pro forma condensed combined financial statements do not include the realization of cost savings from operating efficiencies, revenue synergies or other integration costs expected to result from the acquisition.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting using the accounting guidance in Accounting Standards Codification 805, Business Combinations (“ASC 805”), with DICK’S Sporting Goods treated as the acquirer.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or consolidated financial position of the Company would have been had the transactions occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The unaudited pro forma condensed combined financial statements and related notes should be read in conjunction with the separate historical consolidated financial statements and related notes of the Company included in its Annual Report on Form 10-K for the period ended January 31, 2026, and Foot Locker included as Exhibit 99.1 to the Company’s Form 8-K filed on September 8, 2025 (as amended by Form 8-K/A on September 18, 2025)

	Unaudited Pro Forma Condensed Combined Statement of Operations for the Fiscal Year Ended January 31, 2026

	DICK’S Sporting Goods, Inc. (Historical)	Foot Locker, Inc. for the 26 weeks ended August 2, 2025 (Historical, adjusted)(1i)	Foot Locker, Inc. August 3, 2025 through Closing Date	Transaction Accounting Adjustments	Notes		Pro Forma Combined

Net sales	$17,215,120	$3,647,000	$919,000	$-			$21,781,120
Cost of goods sold, including occupancy and distribution costs	11,547,858	2,699,000	652,000	(32,480)	(1a	)	14,830,319
				(36,059)	(1c	)
GROSS PROFIT	5,667,262	948,000	267,000	68,539			6,950,801
Selling, general and administrative expenses	4,338,162	1,228,000	223,000	(8,120)	(1a	)	5,670,652
				(390)	(1b	)
				(110,000)	(1f	)
Merger and integration costs	164,191	15,000	54,000	-			233,191
Pre-opening expenses	69,000	2,000	-	-			71,000
OPERATING INCOME	1,095,909	(297,000)	(10,000)	187,049			975,958
Interest expense	64,263	11,000	2,000	2,143	(1d	)	78,372
				(1,034)	(1d	)
Other (income) expense	(110,327)	(8,000)	(3,000)	35,864	(1e	)	(85,463)
INCOME BEFORE INCOME TAXES	1,141,973	(300,000)	(9,000)	150,076			983,049
Provision for income taxes	292,734	101,000	6,000	19,365	(1g	)	419,099
NET INCOME	$849,239	$(401,000)	$(15,000)	$130,711			$563,950
EARNINGS PER COMMON SHARE:
Basic	$10.22						$6.35
Diluted	$9.97						$6.21
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	83,135			5,664	(1h	)	88,799
Diluted	85,144			5,664	(1h	)	90,808

 See accompanying notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1a)          Reflects adjustment to depreciation expense on a straight-line basis based on the fair value of property and equipment, net and the related useful lives. Depreciation expense is split between “Cost of goods sold, including occupancy and distribution costs” and “Selling, general and administrative expenses”.

(1b)          Eliminates Foot Locker’s historical stock-based compensation expense and recognizes new stock-based compensation expense for Foot Locker RSU Awards and Foot Locker PSU Awards that were replaced by DICK’S Sporting Goods RSUs on the Closing Date.

(1c)          Reflects the impact on lease expense of the measurement of acquired leases at fair value on the Closing Date, including an adjustment for unfavorable terms.

(1d)          Reflects the reversal of historical amortization of transaction fees related to both the Foot Locker Notes and Foot Locker’s revolving credit facility, which was recorded in Foot Locker's condensed statement of operations for the 26 weeks ended August 2, 2025 and the impact of a full year of amortization of the transaction fees and discount associated with the DICK’S Notes and remaining Foot Locker Notes recorded at fair value in connection with the acquisition.

(1e)          Eliminates the recognition of a one-time gain associated with the Company’s investment in Foot Locker that is included in the historical financial statements.

(1f)          Eliminates the goodwill impairment charge of $110 million recorded in Foot Locker's condensed statement of operations for the 26 weeks ended August 2, 2025.

(1g)          Reflects the income tax effects of the pro forma adjustments included in the pro forma statements of operations. The effective tax rate of the combined company could be significantly different from what is presented in these pro forma financial statements for a variety of reasons, including post-merger activities.

(1h)          Reflects the impact of the issuance of approximately 9.6 million shares of DICK'S Sporting Goods common stock as if the acquisition occurred on February 2, 2025.

(1i)          Reclassifications. The following reclassifications were made to conform Foot Locker’s historical financial results to the Company’s presentation on the pro forma financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the twenty six weeks ended August 2, 2025
(in thousands)

DICK’S Sporting Goods, Inc.	Foot Locker, Inc.	Foot Locker, Inc.	Reclassification Adjustments	Notes		Foot Locker, Inc.
Net sales	Sales	$3,639,000	$12,000	(2a	)	$3,647,000
			(4,000)	(2b	)
	Other revenue	12,000	(12,000)	(2a	)	-
Cost of goods sold, including occupancy and distribution costs	Cost of sales	2,629,000	83,000	(2c	)	2,699,000
			(4,000)	(2b	)
			(19,000)	(2d	)
			(9,000)	(2e	)
			19,000	(2f	)
GROSS PROFIT		1,022,000	(74,000)			948,000
Selling, general and administrative expenses	Selling, general and administrative expenses	926,000	19,000	(2c	)	1,228,000
			19,000	(2d	)
			9,000	(2e	)
			(19,000)	(2f	)
			(2,000)	(2g	)
			291,000	(2h	)
			(15,000)	(2i	)
	Depreciation and amortization	102,000	(102,000)	(2c	)	-
	Impairment and other	291,000	(291,000)	(2h	)	-
Merger and integration costs			15,000	(2i	)	15,000
Pre-opening expenses			2,000	(2g	)	2,000
OPERATING INCOME		(297,000)	-			(297,000)
Interest expense	Interest expense, net	5,000	6,000	(2j	)	11,000
Other income	Other expense (income), net	(2,000)	(6,000)	(2j	)	(8,000)
INCOME BEFORE INCOME TAXES		(300,000)	-			(300,000)
Provision for income taxes	Income tax expense (benefit)	101,000				101,000
NET INCOME		$(401,000)	$-			$(401,000)

(2a) Reclassification from "Other revenue" to "Net Sales".

(2b) Reclass income on liquidated inventory from "Sales" to "Cost of goods sold, including occupancy and distribution costs".

(2c) Reclassification of depreciation expense from "Depreciation and amortization" to "Selling, general and administrative expenses" and "Cost of goods sold, including occupancy and distribution costs" for non-store assets and store assets, respectively.

(2d) Reclassification of buyers' compensation from "Cost of goods sold, including occupancy and distribution costs" to "Selling, general and administrative expenses".

(2e) Reclassification of eCommerce payroll from "Cost of goods sold, including occupancy and distribution costs" to "Selling, general and administrative expenses".

(2f) Net reclassification of $26.4 million of occupancy costs from "Selling, general, and administrative expenses" to "Cost of goods sold, including occupancy and distribution costs" and $7.4 other store expense from "Cost of goods sold, including occupancy and distribution costs" to "Selling, general, and administrative expenses".

(2g) Reclassification of store pre-opening expenses from "Selling, general, and administrative expenses" to "Pre-opening expenses".

(2h) Reclassification from "Impairment and other" to "Selling, general and administrative expenses".

(2i) Reclass of merger and integration costs from "Selling, general and administrative expenses" to "Merger and integration costs"

(2j) Reclassification of interest income from "Interest expense, net" to "Other expense (income)".